UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

D.E MASTER BLENDERS 1753 N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	98-1039121
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Oosterdoksstraat 80 Amsterdam, The Netherlands	1011 DK
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so Registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Ordinary shares, par value €0.12 per share

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

D.E MASTER BLENDERS 1753 N.V. (the “Registrant”) hereby incorporates by reference the description of its ordinary shares, par value €0.12 per share, to be registered hereunder contained under the headings “Share Capital”, “Issue of Ordinary Shares”, “Pre-emptive Rights”, “Form, Transfer and Pledges”, “Reduction of Share Capital”, “Acquisition of Ordinary Shares”, “Exchange Controls and Other Provisions Relating to Non-Dutch Shareholders”, “Dividends and Distributions”, “General Meetings of Shareholders and Voting Rights”, “Dissolution and Liquidation”, “Rules Governing Obligations of Shareholders to Make a Public Offer”, and “Squeeze Out Procedures” in the Registrant’s Annual Report on Form 20-F (Registration No. 333-179839), as filed with the Securities and Exchange Commission (the “SEC”) on October 11, 2012.

Item 2.	Exhibits.

Exhibit No.	Description
3.1	Articles of Association of the Registrant(1)

(1)	Incorporated by reference to Exhibit 3.3 to the Registrant’s registration statement on Form F-1 Amendment No. 2 (Registration No. 333-179839) filed with the SEC on April 13, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

D.E MASTER BLENDERS 1753 N.V.

/s/ Onno van Klinken
Onno van Klinken
General Counsel & Secretary

Date: October 19, 2012